UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

CREATIVE VISTAS, INC.
(Exact name of Registrant as specified in its Charter)

Arizona	0-30585	86-0464104
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Forbes Street
Unit 8-10
Whitby, Ontario, Canada L1N 9T3

(Address of principal executive offices)

Registrant’s telephone number, including area code: (905) 666-8676

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

Creative Vistas, Inc. (the “Registrant”) and its subsidiaries, Iview Holding Corp., a newly formed Delaware corporation and direct subsidiary of the Registrant (“Holding”), and Iview Digital Video Solutions Inc. (“Iview”), entered into a series of agreements with Laurus Master Fund Ltd. (“Laurus”) pursuant to a refinancing transaction whereby the Registrant issued to Laurus a secured term note (the “Company Note”) in the amount of Eight Million Two Hundred Fifty Thousand Dollars ($8,250,000), Iview issued to Laurus a secured term note (the “Iview Note”) in the amount of Two Million Dollars ($2,000,000), the Registrant issued to Laurus a related warrant to purchase up to 2,411,003 shares of common stock of the Registrant (up to 7.5% of the outstanding shares of the Registrant) at a price of $0.01 per share (the “Warrant”) and Holding issued to Laurus a related option to purchase up to 20 shares of common stock of Holding (up to 20% of the outstanding shares of Holding) at a price of $0.01 per share (the “Option”). The loans are secured by all of the assets of the Registrant and its subsidiaries: A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Holding, Iview, Cancable Holding Corp., Cancable and Cancable, Inc.

Simultaneously with the closing of this refinancing transaction, the Registrant paid off the entire outstanding principal amount and all obligations due to Laurus under the Secured Convertible Term Note dated September 30, 2004, the Secured Convertible Minimum Borrowing Note dated September 30, 2004 and the Secured Revolving Note dated September 30, 2004 (collectively, the “2004 Notes”) and such 2004 Notes were subsequently cancelled.

The principal amounts of the Company Note and the Iview Note bear interest at the prime rate plus two percent with a minimum rate of seven percent.

The Registrant, Iview and Holding have granted Laurus a right of first refusal with respect to any debt or equity financings for a period of 180 days after closing.

ITEM 3.02 Unregistered Sales of Equity Securities

See Item 1.01. In connection with this transaction the Registrant relied upon the exemptions from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D as Laurus is an “accredited investor” as defined in Rule 501(a) of Regulation D.

ITEM 9.01 Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	The following exhibits are filed as part of this Report:

10.1	Securities Purchase Agreement, dated February 13, 2006, by and among Laurus Master Fund, Ltd., Creative Vistas, Inc., Iview Holding Corp. and Iview Digital Video Solutions Inc.

10.2	Secured Term Note, dated February 13, 2006, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.3	Secured Term Note, dated February 13, 2006, issued by Iview Digital Video Solutions Inc. to Laurus Master Fund, Ltd.

10.4	Option, dated February 13, 2006, issued by Iview Holding Corp. to Laurus Master Fund, Ltd.

10.5	Warrant, dated February 13, 2006, issued by Creative Vistas, Inc. to Laurus Master Fund, Ltd.

10.6
Amended and Restated Guaranty, dated February 13, 2006 by and among Creative Vistas, Inc., Cancable Inc., Cancable Holding Corp., Cancable, Inc., A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Iview Holding Corp. and Iview Digital Video Solutions Inc.

10.7	Amended and Restated Guaranty, dated February 13, 2006 between Brent W. Swanick and Laurus Master Fund, Ltd.

10.8	Side Agreement, dated February 13, 2006 between Iview Digital Video Solutions, Inc., Iview Holding Corp., Creative Vistas Acquisition Corp. and Laurus Master Fund, Ltd.

10.9
Joinder and Confirmation of Security Agreement, dated February 13, 2006 among Iview Holding Corp., Cancable Inc., Cancable Holding Corp., Cancable, Inc., A.C. Technical Systems Ltd., Creative Vistas Acquisition Corp., Iview Digital Video Solutions Inc., and Creative Vistas, Inc. delivered to Laurus Master Fund, Ltd.

10.10	Joinder and Confirmation of Security Agreement, dated February 13, 2006, by Brent W. Swanick delivered to Laurus Master Fund, Ltd.

10.11	Funds Escrow Agreement, dated February 13, 2006, by and among Creative Vistas, Inc., Laurus Master Fund, Ltd., and Loeb & Loeb LLP

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10.12
First Amendment to Securities Purchase Agreement, dated February 13, 2006, by and among Cancable Inc., Cancable Holding Corp. and Laurus Master Fund, Ltd. for the purpose of amending the terms of that certain Securities Purchase Agreement by and among Cancable Inc., Cancable Holding Corp. and Laurus, dated as of December 31, 2005

10.13	Registration Rights Agreement, dated as of February 13, 2006, by and between Creative Vistas, Inc. and Laurus Master Fund, Ltd.

10.14
Cash Collateral Deposit Letter, dated as of February 13, 2006 by and among Cancable Holding Corp., Iview Digital Video Solutions Inc., Cancable Inc., Cancable, Inc., Creative Vistas, Inc., Creative Vistas Acquisition Corp., A.C. Technical Systems Ltd., and Iview Holding Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIVE VISTAS, INC.

Date: February 17, 2006
By:  /s/ Sayan Navaratnam

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